UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☒

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

TRICO MARINE SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

KISTEFOS AS CHRISTEN SVEAAS ÅGE KORSVOLD
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KISTEFOS AS, (“Kistefos”) CHRISTEN SVEAAS AND ÅGE KORSVOLD (COLLECTIVELY, THE “PARTICIPANTS”) INTEND TO MAKE A PRELIMINARY FILING WITH THE SECURITIES AND EXCHANGE COMMISSION OF A PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD TO BE USED TO SOLICIT PROXIES IN CONNECTION WITH THE 2009 ANNUAL MEETING OF THE STOCKHOLDERS OF TRICO MARINE SERVICES, INC. (THE “COMPANY”).  SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES FROM STOCKHOLDERS OF THE COMPANY FOR USE AT THE 2009 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION.  WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO THE COMPANY’S STOCKHOLDERS AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.  INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS AND WILL BE CONTAINED IN THE SCHEDULE 13D FILED BY THE PARTICIPANTS AND IN AMENDMENTS THERETO.

* * *

Supplemental Notice of Additional Proposal

On March 5, 2009, Kistefos delivered a letter to the Company supplementing its notice dated February 27, 2009 to the Company nominating Christen Sveaas and Åge Korsvold for election to the Board of Directors (the “Notice Letter”) at the Company’s 2009 Annual Meeting (the “Annual Meeting”) and presenting certain proposals for consideration at the Annual Meeting (the “Supplemental Notice”).  Pursuant to the Supplemental Notice, Kistefos submitted an additional proposal of business to be considered at the Annual Meeting, specifically to amend the bylaws at the Company’s 2009 Annual Meeting to increase the quorum of the Board to seven (7) directors (the “Proposal”). The Proposal amends Section 2 of Article III of the bylaws, and proposes that Section 2 of Article III be deleted and replaced in its entirety with the following:

“Section 2. Quorum. Unless otherwise provided in the Certificate of Incorporation, seven directors shall constitute a quorum for the transaction of business of the Board of Directors and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  This Section 2 of Article III shall not be amended or repealed by the Board of Directors without a unanimous vote of all of the directors then serving on the Board of Directors.”

The Supplemental Notice also included certain information required to be provided by the Participants pursuant to the bylaws.  The summary of the terms of the Supplemental Notice as set forth herein is qualified in its entirety by reference to the Supplemental Notice, a copy of which is attached hereto as Exhibit 1.

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

The participants in the proxy solicitation are Kistefos AS (“Kistefos”), Christen Sveaas and Åge Korsvold (collectively, the “Participants”).

Kistefos is the owner of 3,535,959 shares of the common stock, par value $0.01 per share (the “Common Stock”) of Trico Marine Services, Inc. (the “Company”).  These shares represent approximately 22.8% of the Common Stock of the Company computed in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Kistefos has shared voting and dispositive power with Christen Sveaas with respect to these shares.

Kistefos is directly owned 63.2% by Christen Sveaas, 32.3% by Svolder Holding AS, a Norwegian aksjeselskap (stock company), and 4.5% by an entity directly owned by Christen Sveaas. Mr. Sveaas indirectly owns Svolder Holding AS.

As the sole beneficial owner of Kistefos, Christen Sveaas is the beneficial owner of 3,535,959 shares of the Common Stock. These shares represent approximately 22.8% of the Common Stock computed in accordance with Rule 13d-3 of the Exchange Act. Christen Sveaas has shared voting and dispositive power with Kistefos with respect to the shares it owns due to his ownership control of Kistefos.

As of the date of this filing, Mr. Korsvold does not directly own any shares of Common Stock of the Company.

The calculation of the percentages of beneficial ownership of the Common Stock set forth herein is based upon the 15,500,695 shares of Common Stock outstanding as of September 30, 2008, as disclosed in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008.

Other than Mr. Korsvold, the Participants have interests in this solicitation from either direct or indirect beneficial ownership of the Common Stock.  Messrs. Sveaas and Korsvold may be deemed to have an interest in their nominations for election to the Board of Directors (the “Board”) of the Company by virtue of compensation they will receive from the Company as a director, if elected to the Board.